Exhibit 23.1

#AUDIT ALLIANCE LLP®

A Top 18 Audit Firm

10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428

Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-282006) and Form S-8 (No. 333-163329, 333-195459, 333-259130) of Singularity Future Technology Ltd. of our report dated October 14, 2025, relating to the financial statements appearing in this Form 10-K.

We also consent to the reference to us under the heading “Experts” in the Registration Statements.

/s/ Audit Alliance LLP

Singapore

October 14, 2025